Execution Copy

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of July 24, 2007, by and between MANARIS CORPORATION, a Nevada corporation (the “Company”), and each of the entities whose names appear on the signature pages hereof. Such entities are each referred to herein as an “Investor” and, collectively, as the “Investors”.

A. The Company wishes to sell to each Investor, and each Investor wishes to purchase, upon the terms and subject to the conditions set forth in this Agreement, an 8.5% Senior Secured Demand Note in the form attached hereto as Exhibit A (a “Note” and, collectively with the other Notes issued hereunder, the “Notes”).

B. The Company’s obligations under the Notes, including without limitation its obligation to make payments of principal thereof and interest thereon, are guaranteed by each of the Company’s direct and indirect subsidiaries, and are secured by the assets of the Company and such subsidiaries pursuant to the terms of a Security Agreement in the form attached hereto as Exhibit B (the “Security Agreement”).

In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

1.	PURCHASE AND SALE OF NOTES.

1.1 Closing.

Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and each Investor agrees to purchase a Note with a principal amount equal to the amount set forth below such Investor’s name on the signature pages hereof. The date on which the closing of such purchase and sale occurs (the “Closing”) is hereinafter referred to as the “Closing Date”. The Closing will be deemed to occur at the offices of Mazzeo Song LLP, 708 Third Avenue, 19th Floor, New York, New York 10017 when (A) this Agreement and the other Transaction Documents (as defined below) have been executed and delivered by the Company and each Investor, (B) each of the conditions to the Closing described in this Agreement has been satisfied or waived as specified therein and (C) payment of each Investor’s Purchase Price (as defined below) payable with respect to the Note being purchased by such Investor at the Closing has been made by wire transfer of immediately available funds. At the Closing, the Company shall deliver to each Investor a duly executed instrument representing the Note purchased by such Investor at the Closing.

1.2  Certain Definitions. When used herein, the following terms shall have the respective meanings indicated:

“Affiliate” means, as to any Person (the “subject Person”), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s board of directors or other management committee or group, by contract or otherwise.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Principal Market is closed or on which banks in the City of New York are required or authorized by law to be closed.

“Closing” and “Closing Date” have the respective meanings specified in Section 1.1 of this Agreement.

“Commission” means the Securities and Exchange Commission, and any successor regulatory agency.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Company Subsidiaries” means the Subsidiaries of the Company set forth on Schedule 3.5(ii) and such other Subsidiaries of the Company that become party to the Security Agreement.

“Debt” means, as to any Person at any time: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services (except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days); (c) all capital lease obligations of such Person; (d) all Debt of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; and (g) all liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person.

“Disclosure Documents” means all SEC Documents filed with the Commission at least three (3) Business Days prior to the Execution Date.

“Environmental Law” means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Event of Default” has the meaning specified in the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder (or respective successors thereto).

“Excluded Securities” means (i) any securities issued upon the conversion or exercise of any options, warrants, convertible securities or any other agreements outstanding as of the Issue Date and disclosed on Schedule 3.5(i) hereto; (ii) shares of Common Stock issuable or issued to employees, officers, directors of, and consultants to, the Company and/or the Company Subsidiaries, from time to time upon the exercise of options granted or to be granted in the discretion of the Board of Directors pursuant to one or more employee stock option plans or restricted stock plans in effect as of the Issue Date or adopted after the Issue Date by the Board of Directors; (iii) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company; and (iv) securities issued pursuant to acquisition, licensing agreements, or other strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company (including, without limitation, a company engaged primarily in research and development) in a business which the Board of Directors believes is beneficial to the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Execution Date” means the date of this Agreement.

“GAAP” means U.S. generally accepted accounting principles, applied on a consistent basis. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any stock exchange, securities market or self-regulatory organization.

“Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

“Intellectual Property” means the collective reference to all existing rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

“Investor Party” has the meaning specified in 4.6 of this Agreement.

“Key Employee” has the meaning specified in Section 3.12 of this Agreement.

“Lien” means, with respect to any Property, any lien, mortgage, pledge, hypothecation, assignment, security interest, charge, easement or other encumbrance.

“Material Adverse Effect” means an effect that is material and adverse to (i) the consolidated business, properties, assets, operations, results of operations, financial condition, credit worthiness or prospects of the Company and the Company Subsidiaries taken as a whole, (ii) the ability of the Company or any Company Subsidiary to perform its material obligations under this Agreement or the other Transaction Documents or (iii) the rights and benefits to which an Investor is entitled under this Agreement or any of the other Transaction Documents.

“Material Contracts” means, as to the Company and the Company Subsidiaries, any agreement required pursuant to Item 601 of Regulation S-B or Item 601 of Regulation S-K, as applicable, promulgated under the Securities Act to be filed as an exhibit to any report, schedule, registration statement or definitive proxy statement filed or required to be filed by the Company with the Commission under the Exchange Act or any rule or regulation promulgated thereunder, and any and all material amendments, modifications, supplements, renewals or restatements thereof.

“Pension Plan” means an employee pension benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.

“Permitted Debt” means the following:

(a) the Notes;

(b) Debt outstanding on the Execution Date to the extent disclosed on Schedule 3.5(iv) hereto; and

(c) Debt consisting of capitalized lease obligations and purchase money indebtedness incurred in connection with acquisition of capital assets and obligations under sale-leaseback or similar arrangements provided in each case that such obligations are not secured by Liens on any assets of the Company or the Company Subsidiaries other than the assets so leased.

“Permitted Liens” means each of the following:

(a) Liens in existence on the Execution Date and disclosed on Schedule 3.5(v) hereto;

(b) encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of real Property or imperfections to title that do not (individually or in the aggregate) materially impair the ability of the Company or any Company Subsidiary to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

(c) Liens for taxes, assessments or other governmental charges (including without limitation in connection with workers’ compensation and unemployment insurance) that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established; and

(d) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, for which adequate reserves (as determined in accordance with GAAP) have been established.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

“Principal Market” means the Over-The-Counter Bulletin Board or the principal exchange, market or quotation system on which the Common Stock is then listed, traded or quoted.

“Property” means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

“Purchase Price” means, with respect to the Notes purchased at the Closing, the original principal amount of the Note purchased at the Closing.

“Restricted Payment” means, with the exception of Series B Notes, (a) any dividend or other distribution (whether in cash, Property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for the benefit of) any shares of any class of capital stock of the Company or the Company Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to all of the holders of that class; (b) any redemption, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Company or any of its Affiliates now or hereafter outstanding; (c) any prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, purchase, retirement, sinking fund or defeasance of, any Debt (whether upon acceleration of such Debt, amendment of the terms governing such Debt or otherwise) other than the Notes (it being understood that regularly scheduled payments of principal and interest shall not be deemed a Restricted Payment); and (d) any loan, advance or other payment to any employee, officer, director or stockholder of the Company or any of its Affiliates exclusive of reasonable base salary and bonuses and transactions that are made on arm’s-length terms and approved by the independent members of the Board of Directors.

“SEC Documents” means all reports, schedules, registration statements and definitive proxy statements filed (or required to be filed) by the Company with the Commission.

“Securities Act” has the meaning specified in the recitals of this Agreement.

“Series B Notes” means the Series B Subordinated Secured Convertible Promissory Notes dated August 11, 2007 and the transaction documents entered by and among the Company and the holders of the Series B Notes in connection therewith, as reported by the Company in its Current Report on Form 8-K filed with the SEC on August 17, 2006.

“Subsequent Placement” means any issuance, sale or exchange by the Company or any Company Subsidiary at any time after the Closing Date, or any agreement or obligation of the Company or any Company Subsidiary to issue, sell or exchange, at any time after the Closing Date, (i) any shares of common stock of the Company or any Company Subsidiary, (ii) any other equity security of the Company or any Company Subsidiary, including without limitation preferred stock, (iii) any other security of the Company or any Company Subsidiary which by its terms is convertible into or exchangeable or exercisable for any equity security of the Company or any Company Subsidiary, (iv) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such security described in the foregoing clauses (i) through (iii), or (v) any debt instruments or securities, including promissory notes and convertible debt instruments; provided, however, that the term “Subsequent Placement” shall not be deemed to include any issuance, sale or exchange of Excluded Securities.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

“Termination Date” means the first date on which there are no Notes outstanding.

“Transaction Documents” means (i) this Agreement, (ii) the Notes, (iii) the Security Agreement, and (iv) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or any of its officers at the Closing.

1.3 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import contained in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.	REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR.

Each Investor (with respect to itself only) hereby represents and warrants to the Company and agrees with the Company that, as of the Execution Date:

2.1 Authorization; Enforceability. Such Investor is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization as set forth below such Investor’s name on the signature page hereof with the requisite corporate power and authority to purchase the Note to be purchased by it hereunder and to execute, deliver and to consummate the transactions contemplated by, this Agreement and the other Transaction Documents to which it is a party and otherwise to carry out its obligations thereunder. This Agreement constitutes, and upon execution and delivery thereof, each other Transaction Document to which such Investor is a party will constitute, such Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

2.2 No Conflicts. The execution and performance of this Agreement and the other Transaction Documents to which it is a party do not conflict in any material respect with any agreement to which such Investor is a party or is bound, any court order or judgment applicable to such Investor, or the constituent documents of such Investor.

2.3 Fees. Such Investor has not agreed to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the Schedules provided as part of, and incorporated into, this Agreement, the Company hereby represents and warrants to each Investor and agrees with each Investor that, as of the Execution Date:

3.1 Organization, Good Standing and Qualification. Each of the Company and the Company Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each of the Company and the Company Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business except where the failure so to qualify has not had or would not reasonably be expected to have a Material Adverse Effect.

3.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents. Each Company Subsidiary has the requisite power and authority to enter into and perform its obligations under the Security Agreement. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents has been taken, and no further consent or authorization of the Company, its Board of Directors, stockholders, any Governmental Authority or any other Person is required (pursuant to any rule of the Principal Market or otherwise). All corporate action on the part of each Company Subsidiary by its officers, directors, stockholders, members or governors necessary for the authorization, execution and delivery of, and the performance by such Company Subsidiary of its obligations under the Security Agreement has been taken. The Board of Directors has determined that the sale and issuance of the Notes, and the consummation of the other transactions contemplated hereby and by the other Transaction Documents, are in the best interests of the Company.

3.3 Enforcement. This Agreement has been duly executed and delivered by the Company, and at the Closing, each of the Company and the Company Subsidiaries will have duly executed and delivered each of the other Transaction Documents to which such entity is a party. This Agreement constitutes, and at the Closing, each of the other Transaction Documents to which the Company or any of the Company Subsidiaries is a party will constitute, the valid and legally binding obligations of the Company and the Company Subsidiaries, enforceable against the Company and the Company Subsidiaries in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

3.4 Disclosure Documents; Agreements; Financial Statements; Other Information. The Company is subject to the reporting requirements of the Exchange Act and the Company has filed with the Commission all SEC Documents that the Company was required to file with the Commission on or after June 30, 2005. The Company is not aware of any event occurring or expected to occur on or prior to the Closing Date (other than the transactions effected hereby or the redemption by the Company of certain Series B Notes) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. Each SEC Document filed on or after June 30, 2005, as of the date of the filing thereof with the Commission (or if amended or superseded by a filing prior to the Execution Date, then on the date of such amending or superseding filing), complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the Execution Date, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the best of the Company’s knowledge, all documents required to be filed as exhibits to the SEC Documents filed on or after June 30, 2005 have been filed as required. Except as set forth in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in the financial statements included in the Disclosure Documents and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and the Company Subsidiaries taken as a whole. As of their respective dates, the financial statements of the Company included in the SEC Documents filed on or after June 30, 2005 complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). The Company will prepare the financial statements to be included in any reports, schedules, registration statements and definitive proxy statements that the Company is required to file or files with the Commission after the date hereof in accordance with GAAP (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements).

3.5 Capitalization; Debt Schedule. The capitalization of the Company, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans and agreements, the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of Common Stock is set forth on Schedule 3.5(i) hereto. All outstanding shares of capital stock of the Company have been, or upon issuance will be, validly issued, fully paid and non-assessable. All of the direct and indirect Subsidiaries of the Company are set forth on Schedule 3.5(ii) hereto. The Company or a Company Subsidiary owns all of the capital stock of each Company Subsidiary, which capital stock is validly issued, fully paid and non-assessable, and no shares of the capital stock of the Company or any Company Subsidiary are subject to preemptive rights or any other similar rights of the stockholders of the Company or any such Company Subsidiary or any Liens created by or through the Company or any such Company Subsidiary. Except as disclosed on Schedule 3.5(i), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any Company Subsidiary, or arrangements by which the Company or any Company Subsidiary is or may become bound to issue additional shares of capital stock of the Company or any Company Subsidiary (whether pursuant to anti-dilution, “reset” or other similar provisions). Schedule 3.5(iv) identifies all Debt of the Company and/or the Company Subsidiaries currently outstanding as of the date hereof, and Schedule 3.5(v) identifies all Liens encumbering any of the assets of the Company and/or the Company Subsidiaries as of the date hereof.

3.6 Due Authorization; Valid Issuance. The Notes are duly authorized and, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, free and clear of any Liens imposed by or through the Company.

3.7 No Conflict; No Violation. Neither the Company nor any Company Subsidiary is in violation of any provisions of its charter, bylaws or any other governing document. Neither the Company nor any Company Subsidiary is in violation of or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or any Company Subsidiary. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in any violation of any provisions of the Company’s or any Company Subsidiary’s charter, bylaws or any other governing document or in a default under any provision of any instrument or contract to which the Company or Company Subsidiary is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or Company Subsidiary or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any Lien upon any assets of the Company or of any Company Subsidiary or the triggering of any preemptive rights or rights of first refusal or first offer.

3.8 Financial Condition; Taxes; Litigation.

3.8.1 The financial condition of each of the Company and each Company Subsidiary is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company and the Company Subsidiaries taken as a whole. There has been no (i) material adverse change to the business, operations, properties, financial condition, prospects or results of operations of the Company and the Company Subsidiaries taken as a whole since the date of the Company’s most recent financial statements contained in the Disclosure Documents, (ii) material adverse change to the Company’s cash balances or cash flows during the 90 days preceding the date hereof, or (iii) change by the Company in its accounting principles, policies and methods except as required by changes in GAAP.

3.8.2 Except as set forth on Schedule 3.8.2, each of the Company and the Company Subsidiaries has prepared in good faith and duly and timely filed all tax returns required to be filed by it and such returns are complete and accurate in all material respects and the Company and the Company Subsidiaries each has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.8.2, neither the Company nor any Company Subsidiary has any liability with respect to taxes that accrued on or before the date of the most recent balance sheet of the Company included in the Disclosure Documents in excess of the amounts accrued with respect thereto that are reflected on such balance sheet.

3.8.3 Except as set forth on Schedule 3.8.2, neither the Company nor any Company Subsidiary is the subject of any pending or, to the Company’s knowledge, threatened inquiry, investigation or administrative or legal proceeding of a material nature by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission, any state securities commission or other Governmental Authority.

3.8.4 Except as set forth in the Disclosure Documents (and if not set forth therein, except as set forth on Schedule 3.8.4), there is no material claim, litigation or administrative proceeding pending, or, to the Company’s knowledge, threatened or contemplated, against the Company or any Company Subsidiary, or against any officer, director or employee of the Company or any such Company Subsidiary in connection with such person’s employment therewith. Neither the Company nor any Company Subsidiary is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or Governmental Authority which has had or would reasonably be expected to have a Material Adverse Effect.

3.9 Intellectual Property. Except as set forth in the Disclosure Documents:

(a) The Company and the Company Subsidiaries own, free and clear of claims or rights or any other Person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or, to the knowledge of the Company, has acquired licenses or other rights to use, all Intellectual Property necessary for the conduct of its business as presently conducted (other than with respect to software which is generally commercially available and not used or incorporated into the Company’s products and open source software which may be subject to one or more “general public” licenses). All works that are used or incorporated into the Company’s or any of the Company Subsidiaries’ services, products or services or products actively under development and which is proprietary to the Company or such Company Subsidiary was developed by or for the Company or the Company Subsidiaries by the current or former employees, consultants or independent contractors of the Company or the Company Subsidiaries or purchased or licensed by the Company or one or more Company Subsidiaries.

(b) The business of the Company and the Company Subsidiaries as presently conducted and the production, marketing, licensing, use and servicing of any products or services of the Company and the Company Subsidiaries do not, to the knowledge of the Company, infringe or conflict with any patent, trademark, copyright, or trade secret rights of any third parties or any other Intellectual Property of any third parties in any material respect. Neither the Company nor any Company Subsidiary has received written notice from any third party asserting that any Intellectual Property owned or licensed by the Company or the Company Subsidiaries, or which the Company or any Company Subsidiary otherwise has the right to use, is invalid or unenforceable by the Company or such Company Subsidiary and, to the Company’s knowledge, there is no valid basis for any such claim (whether or not pending or threatened).

(c) No claim is pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary nor has the Company or any Company Subsidiary received any written notice or other written claim from any Person asserting that any of the Company’s or a Company Subsidiary’s present or contemplated activities infringe or may infringe in any material respect any Intellectual Property of such Person, and the Company is not aware of any infringement by any other Person of any material rights of the Company or any Company Subsidiary under any Intellectual Property Rights.

(d) All licenses or other agreements under which the Company or any Company Subsidiary is granted Intellectual Property (excluding licenses to use software utilized in the Company’s or such Company Subsidiary’s internal operations and which is generally commercially available) are in full force and effect and, to the Company’s knowledge, there is no material default by any party thereto. The Company has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the rights to the Intellectual Property purported to be granted thereby.

(e) All licenses or other agreements under which the Company or any Company Subsidiary has granted rights to Intellectual Property to others (including all end-user agreements) are in full force and effect, there has been no material default by the Company or any Company Subsidiary thereunder and, to the Company’s knowledge, there is no material default of any provision thereof relating to Intellectual Property by any other party thereto.

(f) The Company and the Company Subsidiaries have taken all steps required in accordance with commercially reasonable business practice to establish and preserve their ownership in their owned Intellectual Property and to keep confidential all material technical information developed by or belonging to the Company or the Company Subsidiaries which has not been patented or copyrighted. To the Company’s knowledge, neither the Company nor any Company Subsidiary is making any unlawful use of any Intellectual Property of any other Person, including, without limitation, any former employer of any past or present employees of the Company or any Company Subsidiary. To the Company’s knowledge, neither the Company, any Company Subsidiary nor any of their respective employees has any agreements or arrangements with former employers of such employees relating to any Intellectual Property of such employers, which materially interfere or conflict with the performance of such employee’s duties for the Company or any Company Subsidiary or result in any former employers of such employees having any rights in, or claims on, the Company’s or any Company Subsidiary’s Intellectual Property. Each employee of the Company and of each Company Subsidiary is subject to the policies regarding confidentiality and proprietary information described in the Company’s current employee handbook, which policies are reasonably sufficient to protect the Intellectual Property interests of the Company or a Company Subsidiary in inventions created by its employees. The Company and each Company Subsidiary has obtained executed assignment agreements from any current or former employees with respect to the development by such employees of intellectual property that have become the subject of registered patents or of outstanding applications for registration. The Company and each Company Subsidiary has taken reasonable security measures to guard against unauthorized disclosure or use of any of its Intellectual Property that is confidential or proprietary; and the Company has no reason to believe that any Person (including, without limitation, any former employee or consultant of the Company or of any Company Subsidiary) has unauthorized possession of any of its Intellectual Property, or any part thereof, or that any Person has obtained unauthorized access to any of its Intellectual Property. The Company and each Company Subsidiary has complied in all material respects with its respective obligations pursuant to all agreements relating to Intellectual Property rights that are the subject of licenses granted by third parties, except for any non-compliance that has not had or would not reasonably be expected to have a Material Adverse Effect.

3.10 Fees. The Company is not obligated to pay any brokers, finders or financial advisory fees or commissions to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Company will indemnify and hold harmless such Investor from and against any claim by any person or entity alleging that such Investor is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

3.11 Foreign Corrupt Practices. Neither the Company, any Company Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any Company Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.12 Key Employees. Each of the Company’s and each Company Subsidiary’s executive officers (as defined in Rule 501(f) of the Securities Act) (each, a “Key Employee”) is currently serving in the capacity described in the Disclosure Documents. The Company has no knowledge of any fact or circumstance (including without limitation (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any such person from serving in such capacity on a full-time basis in the foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company or any Company Subsidiary. To the knowledge of the Company, no Key Employee has borrowed money pursuant to a currently outstanding loan that is secured by Common Stock or any right or option to receive Common Stock.

3.13 Employee Matters. There is no strike, labor dispute or union organization activities pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their employees. Other than as set forth in the Disclosure Documents, no employees of the Company or any Company Subsidiary belong to any union or collective bargaining unit. The Company and each Company Subsidiary has complied in all material respects with all applicable federal and state equal opportunity and other laws related to employment.

3.14 Environment. Except as disclosed in the Disclosure Documents, the Company and the Company Subsidiaries have no liabilities under any Environmental Law, nor, to the Company's knowledge, do any factors exist that are reasonably likely to give rise to any such liability, affecting any of the properties owned or leased by the Company or any Company Subsidiary that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Company Subsidiary has violated any Environmental Law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

3.15 ERISA. The Company does not maintain or contribute to, or have any obligation under, any Pension Plan. The Company is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, with respect to each Pension Plan except in any such case for any such matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

3.16 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents and the information to be disclosed by the Company pursuant to Section 4.1(c), the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Investors will rely on the foregoing representation and the obligations of the Company under Section 4.1 in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Investors regarding the Company and the Company Subsidiaries, and their respective businesses and the transactions contemplated hereby, including the Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement did not, at the time they were issued, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

3.17 Insurance. The Company maintains insurance for itself and the Company Subsidiaries in such amounts and covering such losses and risks as are reasonably sufficient and customary in the businesses in which the Company and the Company Subsidiaries are engaged. As of the date hereof and as of the Closing Date, no notice of cancellation has been received for any of such policies and the Company is in compliance in all material respects with all of the terms and conditions thereof. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue to conduct its business as currently conducted without a significant increase in cost. Without limiting the generality of the foregoing, the Company maintains Director’s and Officer’s insurance in an amount not less than customary industry practice.

3.18 Property. The Company and the Company Subsidiaries have good and marketable title to all real and personal Property owned by them, in each case free and clear of all Liens, except for Permitted Liens. Any Property held under lease by the Company or the Company Subsidiaries is held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such Property by the Company or any Company Subsidiary.

3.19 Regulatory Permits. The Company and the Company Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have any such certificate, authorization or permit would not have a Material Adverse Effect, and neither the Company nor any such Company Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

3.20 Exchange Act Registration; OTC Bulletin Board. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the OTC Bulletin Board. The Company currently meets the continuing eligibility requirements for quotation on the OTC Bulleting Board and has not received any notice from such service that it may not currently satisfy such requirements or that such continued quotation is in any way threatened. The Company has taken no action designed to, or which, to the knowledge of the Company, may have the effect of, terminating the registration of the Common Stock under the Exchange Act or qualification to have the Common Stock quoted on the OTC Bulletin Board.

3.21 Transfer Taxes. No transfer or other taxes (other than income taxes) are required to be paid in connection with the issuance and sale of any of the Notes.

3.22 Sarbanes-Oxley Act; Internal Controls and Procedures. The Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof. The Company maintains internal accounting controls, policies and procedures, and such books and records as are reasonably designed to provide reasonable assurance that (i) all transactions to which the Company or any Company Subsidiary is a party or by which its properties are bound are effected by a duly authorized employee or agent of the Company, supervised by and acting within the scope of the authority granted by the Company’s senior management; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; and (iii) all transactions to which the Company or any Company Subsidiary is a party, or by which its properties are bound, are recorded (and such records maintained) in accordance with all Governmental Requirements and as may be necessary or appropriate to ensure that the financial statements of the Company are prepared in accordance with GAAP.

3.23 Transactions with Interested Persons; Restricted Payments. No officer, director, stockholder or employee of the Company or any Company Subsidiary is or has made any arrangements with the Company or any Company Subsidiary to become a party to any transaction with the Company or any Company Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, stockholder or such employee or, to the knowledge of the Company, any entity in which any officer, director, stockholder or any such employee has a substantial interest or is an officer, director, trustee or partner. Neither the Company nor any Company Subsidiary has made any Restricted Payments during the 90 days preceding the date hereof.

3.24 Customers and Suppliers. The relationships of the Company and the Company Subsidiaries with their respective customers and suppliers are maintained on commercially reasonable terms. To the Company’s knowledge, no customer or supplier of the Company or any Company Subsidiary has any plan or intention to terminate its agreement with the Company or such Company Subsidiary, which termination would reasonably be expected to have a Material Adverse Effect.

3.25 Accountants. The Company’s accountants, who the Company expects will render their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007, are independent accountants as required by the Securities Act.

3.26 Solvency. (i) The fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing Debt; and (ii) the expected cash flows of the Company for future periods, together with the proceeds the Company would receive upon liquidation of its assets and the proceeds from expected debt or equity offerings, after taking into account all anticipated uses of such amounts, would be sufficient to pay all Debt when such Debt is required to be paid. The Company has no knowledge of any facts or circumstances which led it to believe that it will be required to file for reorganization or liquidation under bankruptcy or reorganization laws of any jurisdiction, and has no present intention to so file.

4.    COVENANTS OF THE COMPANY AND EACH INVESTOR.

4.1 Filings and Disclosure Reports. The Company agrees with each Investor that the Company will:

(a) on or prior to 8:30 a.m. (eastern time) on the second Business Day following the Execution Date, issue a press release disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and

(b) on or prior to 5:00 p.m. (eastern time) on the fourth Business Day following the Execution Date, file with the Commission a Current Report on Form 8-K disclosing the material terms of and including as exhibits this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby; provided, however, that each Investor shall have a reasonable opportunity to review and comment on any such press release or Form 8-K prior to the issuance or filing thereof; and provided, further, that if the Company fails to issue a press release disclosing the material terms of this Agreement and the other Transaction Documents within the time frames described herein, any Investor may issue a press release disclosing such information subject to notice to, and consent by, the Company, which consent shall not be unreasonably withheld. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby.

4.2 Existence and Compliance. The Company agrees that it will, and will cause each Company Subsidiary to, while any Investor holds any Notes:

(a) maintain its corporate existence in good standing;

(b) comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that are immaterial;

(c) comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that are immaterial;

(d) provide each Investor with copies of all materials sent to its stockholders at the same time as such materials are delivered to such stockholders (provided that such delivery shall be deemed effected in accordance herewith if the Company provides the Investors with a link to the EDGAR filing containing such materials);

(e) timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination;

(f) ensure that the Common Stock is at all times quoted on the Principal Market or otherwise listed or quoted on the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, or the Nasdaq National Market; and

(g) maintain adequate insurance coverage (including D&O insurance) for the Company and each Company Subsidiary in such amounts and covering such losses and risks as are reasonably sufficient and customary in the businesses in which the Company and the Company Subsidiaries are engaged.

4.3 Transactions with Affiliates. The Company agrees that, during the period beginning on the Execution Date and ending on the Termination Date, any transaction or arrangement between the Company or any Company Subsidiary, on the one hand, and any Affiliate of the Company or any Company Subsidiary (including, in the case of the Company, any Company Subsidiary, and in the case of a Company Subsidiary, the Company or any other Company Subsidiary), or any officer, director, manager, shareholder, member or employee of the foregoing, on the other hand, shall be effected on an arms’ length basis and shall be approved by the independent members of board of directors of the Company or the board of directors or equivalent thereof of the Company Subsidiary, as the case may be.

4.4 Use of Investor Name. Except as may be required by applicable law and/or this Agreement, the Company shall not use, directly or indirectly, any Investor’s name or the name of any of its Affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of such Investor for the specific use contemplated or as otherwise required by applicable law or regulation.

4.5 Disclosure of Non-Public Information. In addition to the Company’s obligations under Section 4.1, the Company agrees that it will not at any time following the Execution Date disclose material non-public information to any Investor without first obtaining such Investor’s written consent to such disclosure.

4.6 Indemnification of Investors. The Company will indemnify and hold each Investor and its directors, managers, officers, shareholders, members, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against an Investor, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Investor, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Investor’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor may have with any such stockholder or any violations by such Investor of state or federal securities laws or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time following such Investor Party’s written request that it do so, to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party. The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Investor Party’s wrongful actions or omissions, or gross negligence or to such Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor in this Agreement or in the other Transaction Documents.

4.7 Limitation on Debt and Liens. During the period beginning on the Execution Date and ending on the Termination Date, the Company shall refrain, and shall ensure that each Company Subsidiary refrains, from (A) incurring any Debt other than Permitted Debt, and (B) granting, establishing or maintaining any Lien on any of its Property other than Permitted Liens.

4.8 Restricted Payments. During the period beginning on the Execution Date and ending on the Termination Date, the Company will not, and will not permit any Company Subsidiary to, make any Restricted Payments other than Restricted Payments made by a Company Subsidiary to the Company.

4.9 Disposition of Property. During the period beginning on the Execution Date and ending on the Termination Date, the Company will not, and will not permit any Company Subsidiary to, (i) dispose in a single transaction or in a series of related transactions all or any part of its Property unless (x) such disposition is in the ordinary course of business and for fair market value, and (y) such Property is not material to the Company’s or any Company Subsidiary’s business, operations or financial condition or performance or (ii) sell, assign or otherwise transfer any equity interest in any Company Subsidiary to a Person other than the Company or another Company Subsidiary.

4.10 No Subsequent Placements. During the period beginning on the Execution Date and ending on the Termination Date, the Company shall not, and the Company shall not permit any Company Subsidiary to, effectuate a Subsequent Placement of any kind whatsoever, unless consented to by the holders of a majority of the aggregate principal of the Notes then outstanding.

4.11 Acquisitions and Investments. During the period beginning on the Execution Date and ending on the Termination Date, the Company will not, nor will it permit any Company Subsidiary to, purchase or otherwise acquire the capital stock or other equity interests in or assets (constituting a business unit) of, any Person or agree to do so, unless (i) the business or entity to be acquired has had net positive cash flow from operations (determined in accordance with GAAP after deducting the amount of capital expenditures) during the twelve-month period immediately preceding such acquisition and (ii) the Company in good faith believes that the acquired business or entity will continue to generate such positive cash flow during the twelve-month period immediately following such acquisition.

4.12 Newly Created Subsidiaries. During the period beginning on the Execution Date and ending on the Termination Date, if the Company creates or acquires any new Subsidiary, then, contemporaneously with such creation or acquisition, the Company shall cause such new Subsidiary to become party to the Security Agreement.

4.13 Notice of Event of Default. Upon the occurrence of an Event of Default, the Company shall (i) notify the Investors of the nature of such Event of Default as soon as practicable (but in no event later than one Business Day after the Company becomes aware of such Event of Default), and (ii) not later than two Business Days after delivering such notice to the Investors, issue a press release disclosing such Event of Default and take such other actions as may be necessary to ensure that none of the Investors are in the possession of material, nonpublic information as a result of receiving such notice from the Company.

4.14 Existing Secured Lenders; Effectiveness of the Security Documents. The Company shall (i) use its reasonable best efforts to obtain, as promptly as practicable, the consents, terminations and/or releases necessary for the Company and each Company Subsidiary to grant the Investors a first priority perfected security interest in the assets of the Company and each Company Subsidiary, and (ii) if requested by the Investors, take such actions reasonably requested by the Investors that are intended to facilitate the preparation and negotiation of intercreditor agreements to be entered into between the Investors and the existing secured lenders of the Company and/or the Company Subsidiaries. The Company and the Investors hereby agree that the Security Documents (as defined below) shall be deemed executed, delivered and in effect, without any further action by any party, effective as of the date (the “Release Date”) on which all current holders of the Series B Notes have either (i) had their Series B Notes redeemed by the Company or purchased by the Investors, or (ii) consented to the granting of the liens contemplated by the Security Documents. As used herein, the term “Security Documents” means the following documents which are to be held in escrow until the Release Date: (i) the Security Agreement, (ii) the Deeds of Hypothec of the Company and each Company Subsidiary (to the extent each Company Subsidiary is authorized to enter into such), and (iii) the legal opinions of the Company’s U.S. and Canadian counsel relating to the Security Documents (including opinions relating to the perfection of the security interest contemplated therein) (which opinions shall be (x) in form and substance reasonably satisfactory to the Investors and (y) delivered by the Company to the Investors no later than three Business Days after the date hereof and held in escrow along with the other Security Documents until the Release Date).

5.    CONDITIONS TO CLOSING.

5.1 Conditions to Investors’ Obligations at the Closing. Each Investor’s obligations to effect the Closing, including without limitation its obligation to purchase its Note at the Closing, are conditioned upon the fulfillment (or waiver by such Investor in its sole and absolute discretion) of each of the following events as of the Closing Date, and the Company shall use commercially reasonable efforts to cause each of such conditions to be satisfied:

5.1.1
the representations and warranties of the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

5.1.2
the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Documents that are required to be complied with or performed by the Company on or before the Closing;

5.1.3	the Company shall have caused its outside legal counsel to deliver to such Investor a legal opinion substantially in the form of Exhibit C;

5.1.4	the Company shall have executed and delivered to such Investor the Note being purchased by such Investor at the Closing;

5.1.5	[Reserved]

5.1.6
the Company shall have delivered to such Investor a certificate, signed by the Secretary or an Assistant Secretary of the Company, attaching (i) the articles of incorporation and by-laws of the Company and (ii) resolutions passed by its Board of Directors to authorize the transactions contemplated hereby and by the other Transaction Documents, and (iii) resolutions passed by the respective boards of directors of the Company Subsidiaries to authorize the transactions contemplated by the Security Agreement, and certifying that such documents are true and complete copies of the originals and have not been amended or superseded, it being understood that such Investor may rely on such certificate as a representation and warranty of the Company made herein;

5.1.7
there shall have occurred no material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recent financial statements contained in the Disclosure Documents;

5.1.8	[Reserved]

5.1.9
there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents; and

5.1.10	the Company shall have paid the expenses described in 6.9 of this Agreement.

5.2 Conditions to Company’s Obligations at the Closing. The Company’s obligations to effect the Closing with an Investor are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Closing Date:

5.2.1
the representations and warranties of such Investor set forth in this Agreement and in the other Transaction Documents to which it is a party shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that date);

5.2.2
such Investor shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by such Investor on or before the Closing;

5.2.3
there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents;

5.2.4	such Investor shall have executed each Transaction Document to which it is a party and shall have delivered the same to the Company; and

5.2.5
such Investor shall have tendered the Purchase Price for the Note being purchased by it at the Closing by wire transfer of immediately available funds pursuant to the wiring instructions set forth on Exhibit D.

6.    MISCELLANEOUS.

6.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the parties herein and in the other Transaction Documents shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

6.2 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from any other party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and, if applicable, on the advice of such advisors, and not on any view (whether written or oral) expressed by any other party.

6.3  Injunctive Relief. The Company and each Investor acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the other and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the non-breaching party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

6.4 Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or any other Transaction Document or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(b) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.4(b).

6.5 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. An Investor may assign its rights and obligations hereunder in connection with any sale or transfer of the Notes in accordance with the terms hereof and of the other Transaction Documents, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Investor” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign its rights or obligations under this Agreement.

6.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

6.7 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.8 Notices. Any notice, demand or request required or permitted to be given by the Company or the Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Manaris Corporation
400 boul. Montpellier
Montreal, Quebec
Canada H4N 2G7
Attn: John Fraser, Chief Executive Officer
Tel: 514-904-6030
Fax: 514-744-2080

with a copy (which shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attn: Darrin Ocasio, Esq.
Tel: 212-930-9700
Fax: 212-930-9725

and if to any Investor, to such address for such Investor as shall appear on the signature page hereof executed by such Investor, or as shall be designated by such Investor in writing to the Company in accordance with this Section 6.8.

6.9 Expenses. The Company and each Investor shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents, provided, however, that that the Company shall, at the Closing, pay to Imperium Advisers, LLC (“Imperium”) an amount of $25,000 in immediately available funds as reimbursement for its out-of-pocket expenses (including without limitation legal fees and expenses) incurred or to be incurred by it in connection with its due diligence investigation of the Company and the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents. At the Closing, the amount due for such fees and expenses may be netted out of the Purchase Price payable by any Investor managed by Imperium.

6.10 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by the Company and by the holders of a majority of the aggregate principal of the Notes then outstanding. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

MANARIS CORPORATION

By:	/s/ John G. Fraser
John G. Fraser
Chief Executive Officer

IMPERIUM MASTER FUND, LTD.

By:	/s/ Maurice Hryshko
Maurice Hryshko, Esq.
General Counsel

Principal Amount of Note Purchased at Closing: $2,274,053

ADDRESS:

c/o Imperium Advisers, LLC
153 East 53rd Street- 29th Floor
New York, NY 10022
Attn: Maurice Hryshko, Esq.
Tel: (212) 433-1360
Fax: (212) 433-1361